UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Table of Contents

  Date of Report (Date of earliest event reported): July 11, 2007
    NITAR TECH, CORP.
  2283 Argentia Road, Unit 10 Mississauga, Ontario Canada L5N 5Z2
  N/A
      SIGNATURES

Date of Report (Date of earliest event reported): July 11, 2007

NITAR TECH, CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware

333-127170

94-0476582

(State or other jurisdiction

(Commission

(I.R.S. employer

of incorporation)

File Number)

identification number)

2283 Argentia Road, Unit 10 Mississauga, Ontario Canada L5N 5Z2

(Address of principal executive offices) (Zip code)

(905) 824-5306

Registrant’s telephone number, including area code

N/A

(Former Address If Changed since Last Report)

Item 2.01 Completion of Acquisition of Assets

Effective July 11, 2007, Registrant announced that it has completed thorough due diligence review regarding the acquisition of Techpower-Semi Enterprise Pte., Ltd. (“TPS”), an established distributor of state-of-the-art electronic components based in Taipei, Taiwan. Thus, in accordance with the terms of the Letter of Intent, detailed in Registrant’s press release dated May 21, 2007, Registrant, in exchange for 8,000,000 of its common shares is acquiring 100% of the assets, both tangible and intangible, and stock of TPS.

Established in 2002, TPS has its core business as the distribution of electronic components produced by Asian manufacturers. The product line of TPS includes Semiconductors, Transistors, Diodes, Rectifiers, Power Management, Touch Display Panels, DRAM, Flash Ram and SRAM. Since inception, TPS has developed a reliable distribution business that has grown into a vital supply link serving the Asian, European, and North American computer-manufacturing sector.

Financial Statements are not included in this report, as it is taking additional time to translate the notes attached to the financial statements from Chinese to English. It is anticipated that the required financial statements will be filed by amendment on or before September 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nitar Tech Corp.

(Registrant)

Dated: July 11, 2007

By:____/S/__________

Luiz O. Brasil, President

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